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                                                                     Exhibit 5.1

                                      , 200

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304

         Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-4 filed by Hewlett-Packard Company (the "Company") with the Securities and Exchange Commission on or about November , 2001 (as such may thereafter be amended or supplemented, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to _________ shares of Company common stock, par value $.01 per share (the "Shares"), and up to ________ non-transferable contingent value rights (the "CVRs"), which are to be issued in exchange for common shares, par value NLG 0.04 per share, of Indigo N.V., a corporation organized under the laws of The Netherlands ("Indigo"), as described in the Registration Statement. We understand that the Shares and CVRs are to be exchanged by a newly-formed indirect subsidiary of the Company for Indigo common shares in a manner described in the Registration Statement.

     We have acted as special counsel for the Company in connection with this transaction. As such special counsel, we have examined the proceedings taken and are familiar with the proceedings to be taken by you in connection with the issuance by the Company of the Shares and the issuance by the newly-formed indirect subsidiary of the Company of the CVRs.

     The opinions hereinafter expressed are subject to the following qualifications:

     (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors;

     (b) We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

     (c) This opinion is qualified by the limitations imposed by statutes and principles of law and equity that provide that certain covenants and provisions of agreements are unenforceable where such covenants or provisions are unconscionable or contrary to public policy or where enforcement of such covenants or provisions under the circumstances would violate the enforcing party's implied covenant of good faith and fair dealing; and

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     (d) We are members of the Bar of the State of California and we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of California.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Shares, when issued in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     2. The CVRs, when issued in the manner described in the Registration Statement, will be legally issued.

     3. The CVRs, when issued in the manner described in the Registration Statement, will constitute binding obligations of the newly-formed indirect subsidiary of the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto. This opinion is being furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and, except as provided in the immediately preceding sentence, may not be relied upon by any other person or for any other purpose without prior written consent.


                                     Very truly yours,


                                     WILSON SONSINI GOODRICH & ROSATI
                                     Professional Corporation

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